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                                   EXHIBIT 23
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                       Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of WD-40 Company (No. 33-43174) of our report dated October 4, 1995 appearing on page 6 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page 10 of this Form 10-K.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Diego, California
November 9, 1995